COMMUNITY FIRST BANCORP, INC.
                                 RIGHTS OFFERING
                             SUBSCRIPTION AGREEMENT

THE GENERAL TERMS AND CONDITIONS OF THE RIGHTS OFFERING, TO WHICH ALL ORDERS ARE SUBJECT, ARE SET FORTH IN THE PROSPECTUS FOR THE RIGHTS OFFERING. YOU ARE URGED TO CAREFULLY READ THE PROSPECTUS IN ITS ENTIRETY PRIOR TO SUBMITTING THIS SUBSCRIPTION AGREEMENT. ALL SUBSCRIPTIONS, ONCE SUBMITTED, ARE IRREVOCABLE.

1. (a) Rights Offering. The undersigned hereby irrevocably subscribes for _______________________ shares of common stock of Community First Bancorp, Inc. pursuant to the exercise of the undersigned's subscription right at $_____ per share.(1)

     (b) Oversubscription Privilege. The undersigned hereby irrevocably subscribes for__________________ shares of common stock of Community First Bancorp,Inc. pursuant to the exercise of the undersigned's oversubscription privilege, subject to the availability of such shares, at $____ per share.(2) Note: You may exercise the oversubscription privilege only if you have elected to purchase the full number of shares allocated to youin the rights offering.

2. Purchase Price and Manner of Payment. The undersigned hereby submits herewith, by means of a

     |_| personal check,  |_| cashier's or bank check, or  |_| money order,

     in each case payable to "Community First Bancorp, Inc. Escrow Account", or by |_| wire transfer to the Community First Bancorp, Inc. Escrow Account from account number _______________ at __________________________ (name of bank), routing number __________________ payment in the amount of $_________________________ ($_____ multiplied by the total number of shares subscribed for in 1(a) and 1(b) above), in full payment of the offering price of the shares subscribed for.(3)

3. Registration of Certificates. All shares subscribed for will be registered in exactly the same manner as the undersigned's shares of common stock which gave rise to the undersigned's subscription rights.

4. Deadline. This subscription agreement and payment in full of the subscription price must be actually received by Community First Bancorp, Inc., and any payments must clear, NO LATER THAN 5:00 P.M., CENTRAL TIME, ON ______________, 2007.

5.   The undersigned acknowledges and agrees that:

     (a) The undersigned has received a copy of Community First Bancorp, Inc.'s prospectus dated _______________, 2007. By executing this Subscription Agreement, the undersigned acknowledges and agrees to all of the terms and conditions of the rights offering as described in the prospectus.

     (b) Subscription rights are not transferable.

     (c) Subscriptions are binding on subscribers and may not be revoked by subscribers.


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1    Subject to  maximum  subscription  of ___  shares  for each share  owned of record as of the close of business on the record date, or _____ multiplied by the number of shares registered in the undersigned's name as of the record date, rounded to the next higher whole share.

2    Subject to reduction in the event that the offering is oversubscribed.

3 If the aggregate subscription price paid does not equal the total number of shares subscribed for pursuant to the rights and the oversubscription privilege, or if no number of shares is specified, you will be deemed to have to subscribed for shares of common stock to the full extent of the payment tendered.

                                     (over)

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                Exact name of Shareholder(s) as it appears on stock certificate

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                Address of Shareholder

SIGNATURE:

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(Signature(s) of subscriber(s) exactly as name(s) appear above)

Dated: __________________, 2007

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information as to such person.

Name (please print):
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Capacity (Full title):
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Address (including ZIP):
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Business Telephone Number (including area code):
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Taxpayer identification or Social Security Number:
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ACCEPTANCE OF PAYMENTS:  Payments will be deemed to have been received only upon the (i) clearance of any uncertified check, or (ii) receipt of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order, or funds transferred through a wire transfer. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of subscription rights who wish to pay the subscription price by means of uncertified personal check are urged to make payment sufficiently in advance of the expiration date to ensure that such payment is received and clears by such date. You are urged to consider payment by means of certified or cashier's check, money order, or wire transfer.

FRACTIONAL SHARES: Fractional shares will not be sold. Shareholders may round any such fraction up to a full share.

CONTACTING US: Our address Community First Bancorp, Inc., 2420 North Main Street, Madisonville, Kentucky 42431, and our telephone number is (270) 326-3500. Please contact William M. Tandy, our President and Chief Executive Officer, with any questions regarding the rights offering.

RESERVATION OF RIGHTS: All issues with respect to the validity, form and eligibility of the exercise of any rights to purchase rights offering shares will be resolved solely by Community First Bancorp, Inc. Community First Bancorp, Inc., in its sole discretion, may waive any defect or irregularity or permit a defect or irregularity to be corrected within such time as it may determine. Community First Bancorp, Inc. will not deem any subscriptions to have been made until all irregularities have been waived or cured. Community First Bancorp, Inc. will not be under any duty to give notification of defects in any subscription and will not incur any liability for failure to give such notification.